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                                                                    EXHIBIT 99.1

                                     PROXY

                            DEVON ENERGY CORPORATION

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned stockholder of Devon Energy Corporation, a Delaware corporation, hereby nominates and appoints J. Larry Nichols, William T. Vaughn and Marian J.
Moon, or any one of them, with full power of substitution, as true and lawful agents and proxies to represent the undersigned and to vote all shares of stock of Devon Energy Corporation owned by the undersigned in all matters coming before the Special Meeting of Stockholders (or any adjournment thereof) of Devon
Energy Corporation to be held at Bank One Center, 100 North Broadway, Third
Floor, Kirkpatrick Room, Oklahoma City, Oklahoma, on April 25, 2003, at 10:00 a.m., local time. The Board of Directors recommends a vote "FOR" each of the matters set forth on the reverse side.


The undersigned hereby revokes any proxy heretofore given to vote shares held by the undersigned.


THE UNDERSIGNED ACKNOWLEDGES THAT THIS PROXY WHEN PROPERLY EXECUTED WILL BE
VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER AND THAT IF
NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 (ISSUANCE OF DEVON
COMMON STOCK PURSUANT TO THE AGREEMENT AND PLAN OF MERGER, DATED AS OF FEBRUARY
23, 2003, AMONG DEVON ENERGY CORPORATION, DEVON NEWCO CORPORATION AND OCEAN
ENERGY, INC., AS IT MAY BE AMENDED FROM TIME TO TIME) AND FOR PROPOSAL 2
(ADOPTION OF THE DEVON 2003 LONG-TERM INCENTIVE PLAN). ABSTENTIONS HAVE NO
EFFECT ON THE VOTE ON ISSUANCE OF DEVON COMMON STOCK PURSUANT TO THE MERGER
AGREEMENT. ABSTENTIONS HAVE THE SAME EFFECT AS A VOTE AGAINST THE ADOPTION OF
THE DEVON 2003 LONG-TERM INCENTIVE PLAN. THE INDIVIDUALS NAMED ABOVE ARE
AUTHORIZED TO VOTE IN THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY
COME BEFORE THE MEETING.


THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTING OF THE PROXY BY THE
EXECUTION AND SUBMISSION OF A REVISED PROXY BY WRITTEN NOTICE TO THE SECRETARY
OF THE COMPANY OR BY VOTING IN PERSON AT THE MEETING OR BY PROPERLY COMPLETING
AND EXECUTING A LATER DATED PROXY AND DELIVERING IT TO THE SECRETARY OF DEVON AT
OR BEFORE THE DEVON MEETING.

    DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET

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
SEE REVERSE           CONTINUED AND TO BE SIGNED ON REVERSE SIDE           SEE REVERSE
   SIDE                                                                       SIDE

                                  DETACH HERE

VOTE BY TELEPHONE

It's fast, convenient, and immediate!

FOLLOW THESE FOUR EASY STEPS:

1. READ THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS AND PROXY CARD.

2. CALL THE TOLL-FREE NUMBER 1-866-214-3726.

3. ENTER YOUR VOTER CONTROL NUMBER.

4. FOLLOW THE RECORDED INSTRUCTIONS.
YOUR VOTE IS IMPORTANT!
Call the Toll-Free number above anytime!
VOTE BY INTERNET

It's fast, convenient, and your vote is immediately confirmed and posted.

FOLLOW THESE FOUR EASY STEPS:

1. READ THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS AND PROXY CARD.

2. GO TO THE WEB SITE
   HTTP://WWW.PROXYVOTENOW.COM/DVN

3. ENTER YOUR VOTER CONTROL NUMBER.

4. FOLLOW THE INSTRUCTIONS PROVIDED.

YOUR VOTE IS IMPORTANT!
Go to HTTP://WWW.PROXYVOTENOW.COM/DVN anytime!

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET
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WHEN TIMELY AND PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER
SPECIFIED BELOW BY THE STOCKHOLDER. TO THE EXTENT CONTRARY SPECIFICATIONS ARE NOT GIVEN, THIS PROXY WILL BE VOTED "FOR" THE MATTERS LISTED BELOW.

1. Approval of the issuance of Devon Energy Corporation common stock pursuant to the Agreement and Plan of Merger, dated as of February 23, 2003, by and among Devon Energy Corporation, Devon NewCo Corporation and Ocean Energy, Inc., as it may be amended from time to time.
                  [ ] FOR       [ ] AGAINST       [ ] ABSTAIN


2. Adoption of the Devon Energy Corporation 2003 Long-Term Incentive Plan, subject to the consummation of the merger contemplated by the Agreement and Plan of Merger, dated as of February 23, 2003, by and among Devon Energy Corporation, Devon NewCo Corporation and Ocean Energy, Inc., as it may be amended from time to time.

                  [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof, including matters incident to its conduct such as adjournment, including adjournment for the purpose of soliciting additional proxies. Notwithstanding the foregoing, proxies voted against Proposal 1 will not be voted in favor of any adjournment of the meeting for the purpose of soliciting additional proxies.

                         MARK HERE IF YOU PLAN TO ATTEND THE MEETING [ ]

                       MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]
                                                 Please sign exactly as your
                                                 name appears at left,
                                                 indicating your official
                                                 position or representative
                                                 capacity, if applicable. If
                                                 shares are held jointly, each
                                                 owner should sign.

                                                 Signature:
                                                 -------------------------------

                                                 Date
                                                 -------------------------------

                                                 Signature:
                                                 -------------------------------

                                                 Date
                                                 -------------------------------